Exhibit 99.2

Hawthorn Bancshares Declares Quarterly Dividend of $0.21 per Share
Lee’s Summit, MO
November 21, 2007

Hawthorn Bancshares of Lee’s Summit, MO (NASDAQ: HWBK) announced today that its Board of Directors approved a quarterly cash dividend of 21 cents per share, payable January 1, 2008 to shareholders of record at the close of business on December 14, 2007.

In commenting on the Board’s action, Chairman and CEO James E. Smith said, “We are pleased to again demonstrate our financial strength through payment of this cash dividend.”

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Lee’s Summit, Missouri, is the parent company of Hawthorn Bank of Jefferson City with locations in Lee’s Summit, Springfield, Branson, Independence, Raymore, Columbia, Clinton, Windsor, Collins, Osceola, Warsaw, Belton, Drexel, Harrisonville, California, Tipton and St. Robert.

Statements made in this press release that suggest Hawthorn Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:	Kathleen Bruegenhemke Senior Vice President, Investor Relations TEL: 573.761.6100 FAX: 573.761.6272 www.HawthornBancshares.com